UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

MARKET LEADER, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 27, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Market Leader, Inc. (“Market Leader”) which will be held on May 27, 2010 at 10:00 a.m. local time at Market Leader’s principal executive offices located at 11332 NE 122nd Way, Suite 200, Kirkland, WA 98034. Shareholders of record who owned our common stock at the close of business on March 31, 2010, are entitled to vote at the Annual Meeting. At the Annual Meeting we will ask you to:

•	elect two directors to our Board of Directors to serve for a term as more fully described in the accompanying Proxy Statement;

•	ratify the appointment of KPMG, LLP, as Market Leader’s independent auditor for fiscal year 2010; and

•	transact any other business properly presented at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTORS DESCRIBED IN THE PROXY STATEMENT AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

To assure your representation at the Annual Meeting, you are urged to submit your proxy as promptly as possible. Registered shareholders may vote by Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. Your shares will be voted in accordance with your instructions. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card or voted by Internet or telephone.

If your shares are registered in the name of a broker, bank or other holder of record, please follow the voting instructions you receive from the holder of record to vote your shares. If your shares are registered in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting in person, please bring a letter, account statement or other evidence of your beneficial ownership as of March 31, 2010 to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 27, 2010

The proxy statement, 2009 annual report to shareholders and other proxy materials are available at

http://www.RRDEZProxy.com/2010/LEDR

By Order of the Board of Directors,

Ian Morris

President and Chief Executive Officer

April 16, 2010

MARKET LEADER, INC.

PROXY STATEMENT

FOR

2010 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Market Leader, Inc. (“Market Leader”) of proxies for use at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Market Leader’s principal executive offices located at 11332 NE 122nd Way, Suite 200, Kirkland, WA 98034 at 10:00 a.m. local time on May 27, 2010. Market Leader’s telephone number at its principal executive offices is 425-952-5500. You may contact us at this telephone number to obtain directions to be able to attend the Annual Meeting and vote in person. It is expected that this Proxy Statement and the accompanying proxy card will be mailed to shareholders on or about April 21, 2010.

Record Date and Outstanding Shares

Shareholders of record who owned our common stock at the close of business on Wednesday, March 31, 2010 are entitled to notice of and to attend and vote at the Annual Meeting. On that date, 24,596,508 shares of common stock were issued and outstanding.

Voting Procedures

Proxies

Registered shareholders may vote by mail, by telephone or by Internet. To vote by mail, please complete, sign, date and mail your proxy card in the postage prepaid envelope provided. To vote by telephone, call toll-free 1-866-540-5760 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. You can vote on the Internet at http://www.proxyvoting.com/LEDR. Have your proxy card in hand when going online and follow the online instructions. Voting via the Internet is a valid proxy voting method under the laws of the State of Washington (our state of incorporation). If you vote by the Internet, you do not need to mail your proxy card. Telephone and Internet voting for registered shareholders is available up until 11:59 p.m., Eastern time, on May 26, 2010, the day before the Annual Meeting.

If your shares are held of record in the name of a bank, broker or other nominee you should follow the separate instructions that the nominee provides to you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

In Person at the Annual Meeting

If you attend the Annual Meeting and wish to vote in person, you may request a ballot when you arrive. If your shares are held of record in the name of your bank, broker or other nominee and you would like to vote in person at the Annual Meeting, you must bring to the Annual Meeting a letter, account statement or other evidence from the nominee indicating that you were the beneficial owner of the shares on March 31, 2010, the record date for the Annual Meeting.

Revocability of Proxies

If you give your proxy card to us or vote by telephone or the Internet, you have the power to revoke your proxy or change your vote by taking any of the following actions before your proxy is voted at the Annual Meeting:

•	Voting again by telephone or Internet;

•	notifying the Secretary of Market Leader in writing before the Annual Meeting;

•	delivering to the Secretary of Market Leader before the Annual Meeting a signed proxy card with a later date; or

•	attending the Annual Meeting and voting in person.

However, attendance at the Annual Meeting will not, by itself, revoke a proxy.

Matters Being Presented at the Annual Meeting

You are being asked to elect two directors to our Board of Directors nominated by the Board to serve until the 2013 Annual Meeting of Shareholders and to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

Quorum and Voting

The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of conducting business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.

For the proposal relating to the election of directors, the nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected to the Board of Directors. You are not entitled to cumulate votes in the election of directors.

For the proposal relating to the ratification of KPMG LLP as our independent registered public accounting firm as well as any other proposals that properly come before the meeting, the votes cast “for” must exceed the votes cast “against” to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes “for” or “against” these proposals.

You are entitled to one vote for each share of common stock you held as of the record date. If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any directions given, your shares will be voted in accordance with our Board of Directors’ recommendations.

We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy and proxies submitted by telephone or the Internet gives discretionary authority to the persons named as proxy to vote the shares in their best judgment.

Other than for purposes of determining the presence of a quorum, abstentions and broker non-votes will have no effect on the proposals to be voted on at the Annual Meeting because they will not represent votes cast at the Annual Meeting for the purposes of voting on such proposals. “Broker non-votes” occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the ratification of the appointment of KPMG, LLP, as Market Leader’s independent registered public accounting firm for fiscal year 2010, but may not exercise discretion to vote shares as to which instructions are not given with respect to the election of directors.

Solicitation of Proxies

Proxies may be solicited by certain of our directors, officers and regular employees, without payment of any additional compensation to them. Proxies may be solicited by personal interview, mail, electronic mail or telephone. Market Leader will bear any costs relating to such solicitation of proxies. However, you will need to obtain your own Internet access if you choose to access the proxy materials over the Internet. In addition, Market Leader may reimburse banks, brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding proxy materials to such beneficial owners.

PROPOSAL 1—ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board of Directors shall be composed of not less than five nor more than nine directors, the specific number to be set by resolution of the Board of Directors.

Our Board of Directors is divided into three classes: Class 1, made up of three directors; Class 2, made up of two directors; and Class 3, made up of two directors. Our Board of Directors is currently comprised of six directors, with one vacancy in Class 2. Directors will be elected for three-year terms that are staggered such that a portion of the directors are elected each year. Generally, one class of directors will be elected each year by our shareholders. Each director will hold office until the election and qualification of his or her successor or upon earlier resignation or removal. This year, the terms of two Class 3 directors, including one who was appointed to the Board of Directors in April 2010, expire. Accordingly, two nominees for the Board of Directors will be elected at the Annual Meeting to serve as Class 3 directors for a three-year term expiring in 2013. The Board of Directors may add additional directors when it identifies suitable candidates who are willing to serve as directors of Market Leader. Additional directorships resulting from an increase in the number of directors will be distributed among the three classes, so that as nearly as possible each class will consist of an equal number of directors.

Biographical information for our Board of Directors is set forth below. Ages listed are as of March 31, 2010.

The Board of Directors has no reason to believe that either of the nominees named below will be unable to serve as a director. If, however, either nominee should be unwilling or unable to serve, the persons named as proxies will have discretionary authority to vote for the election of such substitute nominee(s) as may be designated by the Board of Directors.

Unless you indicate otherwise, the persons named as proxies will vote “FOR” the election of the nominees listed below.

Class 3 Director—Term Expiring in 2013

Frank M. (“Pete”) Higgins, age 52, is the Chairman of our Board of Directors and has served as a director since April 2004. Since March 2000, Mr. Higgins has served as a partner with Second Avenue Partners, which he co-founded. From 1983 to 1999, Mr. Higgins worked for Microsoft Corporation. During his time at Microsoft, Mr. Higgins served as Group Vice President of the Interactive Media Group from 1996 to 1998, Group Vice President of Applications and Content from 1995 to 1996, Senior Vice President of the Desktop Applications Division from 1992 to 1995, and General Manager and then Vice President of the Analysis Business Unit from 1988 to 1992. Mr. Higgins was also a member of the Office of the President, reporting to then CEO Bill Gates. Mr. Higgins is a director on the board of Insitu, a subsidiary of the Boeing Company as well as a director of a number of privately-held companies, including Ice Energy, Modumetal, and Rubicon Interactive. He is a strategic director of Madrona Investments Partners, LLC, a venture capital firm. Mr. Higgins also serves on the Board of Trustees for Stanford University and Hoh River Trust. Mr. Higgins holds an M.B.A. and an undergraduate degree in economics and history from Stanford University. He has extensive experience in product and software development, business strategy, development and marketing, as well as public company executive compensation.

Michael T. Galgon, age 42, has served as a director since April 2010, when he was appointed to fill a vacancy in Class 3 of our Board of Directors. Mr. Galgon served as Chief Advertising Strategist for Microsoft Corporation from August 2007 until January 2009. In 1997, he co-founded aQuantive, Inc. (formerly Avenue A, Inc.), an Internet media company, where he served as President and General Manager from 1997 through 1999; and as Chief Strategy Officer from 2000 to 2007. Prior to founding aQuantive, Mr. Galgon served as a full-time volunteer with Volunteers In Service To America (VISTA) from October 1994 to October 1995 and as an officer in the U.S. Navy from 1990 to 1994. He currently serves as a director for BuddyTV, a privately held company; and for Global Partnerships, a Seattle-based microfinance organization. Mr. Galgon holds an M.B.A. from the Harvard Business School and a bachelor’s degree in economics from Duke University. He brings decades of extensive software, technology, advertising and merger & acquisition expertise, as well as strong skills in business strategy, development and marketing to our Board of Directors.

The Board of Directors recommends voting “FOR” the election of the nominees named above.

DIRECTORS CONTINUING IN OFFICE

Class 1 Directors—Terms Expiring in 2011

Jon W. Gacek, age 48, has served as a director since November 2004. Mr. Gacek currently serves as Chief Operating and Chief Financial Officer of Quantum Corporation (“Quantum”), a publicly-traded company that provides network storage subsystems. He served as Chief Financial Officer and Executive Vice President—Finance and Operations of Advanced Digital Equipment Corporation (“ADIC”) from November 1999 until August 2006, when ADIC was acquired by Quantum. From 1996 to 1999, Mr. Gacek served as a partner at PricewaterhouseCoopers LLP, registered independent public accounting firm. Mr. Gacek holds a B.A. from Western Washington University. From September 2002 until June 2009, Mr. Gacek served as a director of Loud Technologies, Inc., a public company until March 2009. Since November 2008, Mr. Gacek has served as a director of Power-One, Inc. He has specific experience in corporate finance and accounting, operations, and corporate governance, with strong skills in strategic planning, and mergers and acquisitions.

Richard A. Mendenhall, age 65, has served as a director since August 2004. Mr. Mendenhall has co-owned Resource Home Loans, a real estate mortgage firm, since 1995. Since 1991, Mr. Mendenhall has owned, co-owned, and served as a broker in a variety of real estate brokerage firms affiliated with RE/MAX International, Inc., a global real estate agency network. Since 1974, Mr. Mendenhall has owned Boone Realty Corporation, a real estate commercial brokerage firm. Mr. Mendenhall served as President of the National Association of Realtors in 2001. He also serves as director of a number of privately-held companies. Mr. Mendenhall holds an M.A. and a B.S. from the University of Missouri. He has specific experience in real estate and technology, as well as strong skills in providing business strategy and development guidance.

Ian Morris, age 41, has served as our Chief Executive Officer since June 2003 and a director since April 2004. Mr. Morris joined Market Leader in June 2002 as Executive Vice-President of Marketing and Business

Development and served as our Chief Operating Officer from September 2002 to May 2003. From 1997 to 2002, Mr. Morris served in a variety of positions for MSN HomeAdvisor, the online real estate business of Microsoft Corporation, a software and technology company, including Director of Marketing, Group Manager and General Manager. Mr. Morris holds an M.B.A. from Harvard Business School and a B.S. from Bryant College. He has a strong background in the real estate industry, with extensive experience in online marketing and technology, business development and product management.

Class 2 Director Nominee Standing for Election—Term Expiring in 2012

Nicolas J. Hanauer, age 50, has served as a director since December 2000. Since March 2000, Mr. Hanauer has served as a partner with Second Avenue Partners, which he co-founded. In 2000, Mr. Hanauer also founded and served as Chairman of Gear.com, an online sporting goods company, until its merger with Overstock.com in 2001. From 2001 to 2004, Mr. Hanauer acted as Chief Executive Officer and Co-Chairman of Pacific Coast Feather Company, a pillow and bedding manufacturing company. He was employed at Pacific Coast Feather as its Executive Vice President of Sales and Marketing from 1990 to 2000. In 1997, Mr. Hanauer co-founded aQuantive, Inc. (formerly Avenue A, Inc.), an Internet media company, where he served as Chief Executive Officer from June 1998 to September 1999 and was a board member until 2007. He is currently a board member of Marchex, Inc., Insitu, a subsidiary of the Boeing Company, and The University of Washington Foundation. Mr. Hanauer holds a B.A. from the University of Washington. He has specific experience in business and technology innovation, as well as, investment strategy and strategic planning.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board of Directors has reviewed the relationships between Market Leader and each of its directors and has determined that all of the directors other than Mr. Morris, who currently serves as our Chief Executive Officer and President, are “independent” as that term is defined in the listing standards of The Nasdaq Stock Market.

Board Leadership Structure and Role in Risk Oversight

The positions of Chief Executive Officer and Chairman are held by different persons. The Chief Executive Officer is responsible for setting the strategic direction for our Company and for the day to day leadership and performance of the Company, including execution of its strategy, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board of Directors, and presides over meetings of the full Board. The Board of Directors believes that this leadership structure enhances its oversight of, and independence from, Market Leader’s management and the Board’s ability to carry out its roles and responsibilities on behalf of shareholders.

The Board of Directors’ role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our Company, including operational, financial, legal, regulatory and strategic risks. While the Board of Directors is ultimately responsible for risk oversight, each of the committees of the Board of Directors assists in fulfilling these oversight responsibilities. The Audit Committee oversees management of operational and financial risks. The Compensation Committee is responsible for overseeing the management of risks relating to the compensation of executives, employees and non-employee directors. The Nominating and Corporate Governance Committee manages risks associated with corporate governance, including the independence of directors and composition of our Board of Directors.

Board Attendance

During 2009, there were four meetings of the Board of Directors. In addition, the Board of Directors acted four times by written consent in 2009. Each of our directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by each of the committees on which he served in 2009. Market Leader does not have a formal policy with regard to director attendance at its Annual Meeting of Shareholders, but strongly encourages each director to attend, barring unavoidable scheduling conflicts. One director attended the 2009 Annual Meeting of Shareholders.

Director Compensation

The Board of Directors established director cash and equity compensation arrangements for our non-employee directors that are designed and implemented to ensure we both attract and retain high quality board members. The programs consist of an annual cash retainer for non-employee directors, an additional annual cash retainer for committee chairs, Board and committee meeting fees and an annual stock option grant. Directors who are employees of our company receive no additional or special remuneration for serving as directors.

Cash Component

Non-employee directors are entitled to receive the following cash compensation annually, in addition to reimbursement for out-of-pocket expenses:

	Annual Retainer ($)	Fees for in-person meeting attendance ($)	Fees for meeting attendance via teleconference ($)
Directors	12,000	1,000	250
Committee Chair:
Audit	10,000	500	250
Compensation	4,000	500	250
Nominating and Corporate Governance	1,000	500	250
Committee Members		500	250

Equity Component

Non-employee directors are granted annually a stock option to purchase 10,000 shares of our common stock. The options are granted under our Amended and Restated 2004 Equity Incentive Plan (“2004 Equity Incentive Plan”) at the beginning of the year and vest in one year, subject to continued service as a director until such date. The options have an exercise price equal to the average of the high and low prices of our common stock on the date of grant. The unvested portion of such options would automatically become fully vested and exercisable in the event of certain corporate transactions, such as a merger or sale of assets.

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Jon Gacek (2)	27,500	7,406	34,906
Nicolas Hanauer (3)	17,000	7,406	24,406
Frank (“Pete”) Higgins (4)	24,000	7,406	31,406
Richard Mendenhall (5)	16,750	7,406	24,156

(1)	Reflects aggregate grant date fair value of option awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). See Note 16, under the heading “Stock Option Plans and Stock-Based Compensation” in the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K filed on March 15, 2010, for assumptions made in determining these amounts.

(2)	Jon Gacek held options for 92,000 shares at December 31, 2009.
(3)	Nicolas Hanauer held options for 42,000 shares at December 31, 2009.
(4)	Pete Higgins held options for 42,000 shares at December 31, 2009.
(5)	Richard Mendenhall held options for 62,000 shares at December 31, 2009.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Our current directors’ memberships on the committees of the Board of Directors are as follows:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jon Gacek	Chair		Chair
Michael Galgon		Member	Member
Nicolas Hanauer	Member	Member
Frank (“Pete”) Higgins	Member	Chair
Richard Mendenhall		Member	Member

Audit Committee

The Audit Committee is composed of three independent directors. The Audit Committee assists the Board of Directors by overseeing our accounting and financial reporting processes and the audits of our financial statements and reviewing the financial information to be provided to our shareholders and others. Among other duties and responsibilities specified in its written charter, the Audit Committee:

•

selects, appoints and oversees the outside independent registered public accounting firm (auditor), resolves disagreements between management and the outside auditor regarding financial reporting, approves the compensation of the outside auditor, and, as necessary, reviews and approves the discharge of the outside auditor;

•	pre-approves all audit and permissible non-audit services provided by our independent auditors;

•

considers and reviews with management any reports by management regarding the effectiveness of, or any deficiencies in, the design and operation of internal controls, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have significant roles in internal control;

•

reviews our audited financial statements, filing of reports with the Securities and Exchange Commission (“SEC”) and other published documents containing our financial statements and earnings press releases prior to issuance, filing or publication; and

•	reviews and approves all “related person transactions,” as that term is defined in Item 404 of Regulation S-K.

The Board of Directors has determined that, under the rules of the SEC and the applicable listing standards of The Nasdaq Stock Market, all of the members of the Audit Committee are independent and financially literate. The Board of Directors has also determined that Mr. Gacek meets the SEC criteria for “audit committee financial expert.”

The Audit Committee held four meetings in 2009 and took action by written consent once.

A copy of the Audit Committee’s written charter can be accessed on our website at www.marketleader.com under the Corporate Governance part of the Investor Relations section.

Compensation Committee

Our Compensation Committee is composed of four directors. The Compensation Committee has overall responsibility for approving and evaluating compensation plans, policies and programs for our executive officers. The Compensation Committee, when appropriate, may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Board of Directors or Market Leader’s officers. Among other duties and responsibilities specified in its written charter, the Compensation Committee:

•	develops executive compensation philosophy and establishes and annually reviews and approves policies regarding executive compensation programs and practices;

•

reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines the Chief Executive Officer’s compensation based on this evaluation;

•	reviews and approves annual compensation for the other executive officers based on established plans and philosophy and recommendations from the Chief Executive Officer;

•	establishes and administers annual and long-term incentive compensation plans for executive officers and directors; and

•	administers our 1999 Stock Incentive Plan and 2004 Equity Incentive Plan.

Additionally, our Chief Executive Officer and Chief Financial Officer have a role in recommending the amount and form of compensation for executive officers.

Market Leader retains Towers Perrin as directed by the Compensation Committee, to act as an independent compensation consultant. Towers Perrin works with management and the Compensation Committee on compensation program design and provides information on comparative market data and industry best practices on compensation practices and programs. Towers Perrin does not determine or recommend executive or director compensation, but rather provides the Compensation Committee with guidance based on comparative market data and Towers Perrin’s experience and understanding of Market Leaders’ needs and objectives.

Each of the Compensation Committee members is (i) independent in accordance with applicable listing standards of The Nasdaq Stock Market, (ii) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee held four meetings and took action by written consent once in 2009.

A copy of the Compensation Committee’s written charter can be accessed on our website at www.marketleader.com under the Corporate Governance part of the Investor Relations section.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of three directors. The principal functions of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become members of the Board of Directors;

•	approve and recommend director candidates to the Board of Directors;

•	develop, update as necessary and recommend to the Board of Directors corporate governance principles and policies applicable to us and monitor compliance with such principles and policies; and

•	establish, coordinate and review with the Board of Directors criteria and methods for evaluating board effectiveness.

Each of the Nominating and Corporate Governance Committee members is independent in accordance with applicable listing standards of The Nasdaq Stock Market.

The Nominating and Corporate Governance Committee took action by written consent once in 2009.

A copy of the Nominating and Corporate Governance Committee’s written charter can be accessed on our website at www.marketleader.com under the Corporate Governance part of the Investor Relations section.

Director Nominations and Qualifications

To nominate a director for election to the Board of Directors at an Annual Meeting of Shareholders, a shareholder must deliver written notice of such nomination to the Secretary of Market Leader not fewer than 60 days nor more than 90 days prior to the anniversary date of the prior year’s Annual Meeting of Shareholders. If the date of the Annual Meeting of Shareholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting of Shareholders, notice of director nominations by a shareholder must be delivered not earlier than the close of business on the 90th day and not later than the close of business on the later of (a) the 60th day prior to such annual meeting or (b) the tenth day following the day on which the notice of the date of the Annual Meeting of Shareholders was mailed or such public disclosure was made.

The notice of a shareholder’s intention to nominate a director must include: (a) the name and address of the shareholder; (b) a representation that the shareholder is entitled to vote at the meeting at which directors will be elected; (c) a statement of the number of Market Leader shares that are beneficially owned by the shareholder; (d) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (e) the following information with respect to each person nominated by the shareholder: (i) name and address; (ii) other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable rules promulgated by the SEC; (iii) a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and (iv) the consent of each such nominee to serve as a director if elected.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Shareholders who wish to recommend a director nominee should submit their suggestions in writing to the following:

Chairperson of Nominating and Corporate Governance Committee

c/o Corporate Secretary

Market Leader, Inc.

11332 NE 122nd Way, Suite 200

Kirkland, WA 98034

The Chairman of the Board, other directors or senior management of Market Leader may also recommend director nominees. If necessary or desirable in the opinion of the Nominating and Corporate Governance Committee, the Committee will determine appropriate means for seeking additional director candidates, which may involve the engagement of an outside consultant to assist the Nominating and Corporate Governance Committee in the identification of director candidates.

The Nominating and Corporate Governance Committee will evaluate director nominees, including nominees that are submitted by shareholders, taking into consideration certain qualifications, including the following:

•	high standard of personal and professional ethics, integrity and values;

•	training, experience and ability at making and overseeing policy in business, government and/or education sectors;

•	willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership;

•	willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to Market Leader and its constituents; and

•	willingness to act in the best interests of Market Leader and its constituents, and objectively assess Board, committee and management performances.

In addition, the Nominating and Corporate Governance Committee will consider the following factors, among others, when determining Board needs and evaluating director candidates to fill such needs: the nominee’s independence, diversity, professional and public company board and committee experience, industry knowledge, accounting or financial skills and expertise, leadership qualities, non-business-related activities and experience, board continuity, the size of the board, number and type of committees and committee sizes, and legal and Nasdaq Stock Market requirements and recommendations and other corporate governance related guidance regarding board and committee composition. Although the Board of Directors has no formal policy regarding diversity, diversity is listed as one of the factors in the Director Selection Guidelines to be considered by the Nominating and Corporate Governance committee in evaluating appropriate director candidates, among other factors. The Nominating and Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide an overall mix of skills and characteristics that will allow the Board to function effectively.

Shareholder Communications with the Board

Shareholders may contact an individual director or the Board of Directors collectively by directing written correspondence to Market Leader, Inc., c/o Corporate Secretary, at 11332 NE 122nd Way, Suite 200, Kirkland, WA 98034.

Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Shareholder communications sent to the Secretary of Market Leader will be forwarded to the specified director addressees. Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2011 Annual Meeting of Shareholders should follow the procedures specified under “Shareholder Proposals for 2011 Annual Meeting” below. Shareholders wishing to nominate directors should follow the procedures specified under “Director Nominations and Qualifications.”

Code of Ethics

We have adopted a code of ethics applicable to our accounting and financial employees, including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller, or persons performing similar functions, as well as a code of conduct applicable to all employees, officers and directors. These codes are posted under the Corporate Governance part of the Investor Relations section of our website at www.marketleader.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to or waiver from the application of the code of ethics with respect to the covered persons by posting such information on our website.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed KPMG LLP (“KPMG”) to be Market Leader’s independent registered public accounting firm for the 2010 fiscal year. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

KPMG has served as our independent registered public accounting firm since 2001. Shareholder approval of the selection of KPMG as our independent registered public accounting firm is not required by our bylaws or otherwise. If our shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain KPMG but may elect to retain KPMG notwithstanding the shareholder vote. Even if the appointment is ratified by our shareholders, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be advisable.

The Board of Directors recommends voting “FOR” ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 31, 2010 (or such earlier date as indicated in the footnotes to the table) for: (a) each of our named executive officers included under the heading “Executive Compensation—2009 Summary Compensation Table” below; (b) each of our directors; (c) our directors and executive officers as a group; and (d) each shareholder known by us to own more than 5% of our common stock.

Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable within 60 days of March 31, 2010 are considered outstanding for computing the percentage ownership of the person holding the options or warrants, but are not considered outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to the table, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names.

Name and Address of Beneficial Owner (1)	Outstanding Shares of Common Stock Beneficially Owned	Percent of Class (2)
Executive Officers and Directors
Jacqueline Davidson (3)	299,307	1.2%
Jon Gacek (4)	92,000	*
Michael Galgon	170,000	*
Nicolas Hanauer (5)	1,578,672	6.4%
Frank (“Pete”) Higgins (5)	1,393,572	5.7%
Richard Mendenhall (4)	62,000	*
Ian Morris (6)	1,602,311	6.2%
Michael Nelson (7)	—	—
All directors and executive officers as a group (8 persons) (8)	5,227,862	19.7%

Other 5% or Greater Shareholders

Continental Partners, L.P. Continental Advisors LLC David P. Purcell (9) 227 West Monroe Street, Suite 5050 Chicago, IL 60606	1,717,052	7.0%

Financial & Investment Management Group, Ltd. (10) 111 Cass Street Traverse City, MI 49684	1,329,311	5.4%

LMM, LLC Legg Mason Opportunity Trust (11) 100 International Drive Baltimore, MD 21202	4,575,274	18.7%

Morgan Stanley (12) 1585 Broadway New York, NY 10036	1,709,999	7.0%

Morgan Stanley Investment Management, Inc. (12) 522 Fifth Avenue New York, NY 10036	1,680,926	6.8%

*	Less than one percent
(1)	Unless otherwise indicated, the business address of each of the shareholders named in this table is Market Leader, Inc., 11332 NE 122nd Way, Suite 200, Kirkland, WA 98034.

(2)	Based on 24,596,508 shares outstanding as of March 31, 2010.
(3)	Includes 222,187 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2010.
(4)	Represents shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2010.
(5)	Includes 42,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2010.
(6)	Includes 1,325,033 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2010.
(7)	Mr. Nelson served as our Chief Technology Officer until June 2009.
(8)	Includes 1,785,220 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2010.
(9)	This information and the information in this footnote is based solely on Amendment No. 1 on Schedule 13G filed on February 16, 2010 by Continental Partners, L.P. (“Continental LP”), Continental Advisors LLC (“Continental LLC”) and David P. Purcell (“Purcell”). According to the Schedule 13G, Continental LP has shared voting and dispositive power with respect to 1,537,452 shares, while Continental LLC and Purcell have shared voting and dispositive power with respect to 1,717,052 shares. Purcell is the managing member of Continental LLC, an entity which serves as the general partner of Continental LP, an investment adviser.
(10)	This information and the information in this footnote is based solely on a Schedule 13G filed on February 23, 2010 by Financial & Investment Management Group, Ltd. (“FIMG”). According to the Schedule 13G, FIMG has shared voting power and dispositive power with respect to the shares. FIMG is a registered investment advisor, managing individual client accounts. All shares reported are held in accounts owned by the clients of FIMG. Because of this, FIMG disclaims beneficial ownership of the shares.
(11)	This information and the information in this footnote is based solely on Amendment No. 5 on Schedule 13G filed on February 23, 2010 by LMM LLC and Legg Mason Opportunity Trust, a portfolio of Legg Mason Investment Trust, Inc. According to the Schedule 13G, LMM LLC and Legg Mason Opportunity Trust have shared voting power and dispositive power with respect to 4,513,007 shares, while LMM LLC has shared voting power and dispositive power with respect to 4,575,274 shares.
(12)	This information and the information in this footnote is based solely on Amendment No. 3 on Schedule 13G filed on February 12, 2010 by Morgan Stanley and Morgan Stanley Investment Management Inc. (“MSIM”). According to the Schedule 13G, Morgan Stanley has sole voting power with respect to 1,709,999 shares and sole dispositive power with respect to 1,802,095 shares and MSIM has sole voting power with respect to 1,680,926 shares and sole dispositive power with respect to 1,773,022 shares. The securities reported by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by MSIM, an investment adviser and a wholly-owned subsidiary of Morgan Stanley. The filing reflects securities beneficially owned, or that may be deemed beneficially owned, by certain operating units (collectively, the “MS Reporting Units”) of Morgan Stanley and its subsidiaries and affiliates (collectively, “MS”), other than securities, if any, beneficially owned by any operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units in accordance with SEC Release No. 34-39538.

TRANSACTIONS WITH RELATED PARTIES

None.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

On an annual basis, each of our directors and executive officers must complete a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship, or any current proposed transaction, arrangement or relationship, with Market Leader since the beginning of the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire submitted by a director or executive officer is reviewed and considered by the Board of Directors in making independence determinations with respect to directors and resolving any conflicts of interest that may be implicated.

Our directors and executive officers are expected to disclose to the Chairman of the Board or Chief Executive Officer the material facts of any transaction that could be considered a related person transaction promptly upon gaining knowledge of the transaction. Upon collection of the relevant information, the Chairman of the Board or the Chief Executive Officer presents the transaction to the Audit Committee for consideration. A related person transaction is generally defined as any transaction required to be disclosed under Item 404(a) of Regulation S-K, the SEC’s related person transaction disclosure rule.

When determining whether to approve or ratify a related person transaction, the Audit Committee will review relevant facts regarding the related person transaction, including:

•	The extent of the related person’s interest in the transaction;

•	Whether the terms are comparable to those generally available in arms’ length transactions; and

•	Whether the related person transaction is consistent with the best interests of Market Leader.

If any related person transaction is not approved or ratified, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of Market Leader and its shareholders.

EXECUTIVE OFFICERS

The following persons are executive officers of Market Leader as of March 31, 2010 and will serve in the capacities noted until their successors are duly appointed or until their resignation or removal.

Name	Age	Position
Ian Morris	41	President, Chief Executive Officer and Director
Jacqueline Davidson	49	Chief Financial Officer

For a biographical summary of Mr. Morris, see “Proposal 1—Election of Director.”

Jacqueline L. Davidson has served as our Chief Financial Officer since March 2008. Ms. Davidson served as Vice President of Finance from November 2004 to January 2008 and served as our Chief Financial Officer on an interim basis from July 2006 to January 2007. From February 2003 to November 2004, Ms. Davidson served as Chief Financial Officer of Larry’s Markets, Inc., a regional supermarket chain. From February 2001 to December 2002, she served as Vice President of Finance of Penford Corporation, a manufacturer of specialty natural-based ingredient systems. From November 1996 to February 2001, Ms. Davidson served as Vice President of Finance at The Cobalt Group, Inc., an online marketing business serving the automotive industry. Ms. Davidson is a CPA who began her career at PriceWaterhouse. She holds a B.A. in Business Administration from Washington State University.

2009 Summary Compensation Table

The following table summarizes compensation earned by our Chief Executive Officer, our Chief Financial Officer and our other most highly compensated executive officer for 2009 and 2008 (collectively, the “named executive officers”). Positions reported in the table are those held by the executive officer during 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Ian Morris	2009	315,000	18,145	—	206,544	36,855	26,627	(2)	603,171
President and Chief Executive Officer	2008	315,000	—	399,450	279,850	122,850	37,267		1,154,417

Jacqueline Davidson	2009	210,000	21,572	—	137,696	18,428	—		387,696
Chief Financial Officer	2008	201,869	13,000	203,813	278,029	56,591	—		753,302

Michael Nelson (3)	2009	167,532	—	—	—	—	109,799		277,331
Chief Technology Officer	2008	202,708	—	327,750	145,522	54,173	—		730,153

(1)	Reflects aggregate grant date fair value for awards granted in the year indicated, computed in accordance with FASB ASC Topic 718. See Note 16, under the heading “Stock Option Plans and Stock-Based Compensation” in the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K filed on March 15, 2010, for assumptions made in determining these amounts.
(2)	All Other Compensation in 2009 consists of (i) family medical and dental insurance premiums and additional life insurance premiums totaling $5,893, (ii) a car allowance of $9,690, (iii) club membership fees totaling $2,616, (iv) tax/financial planning services in the amount of $1,385 and (v) the reimbursement of the related tax on the benefits described in (i) through (iv) in the amount of $7,043.
(3)	Michael Nelson was named Chief Technology Officer in April 2008 after he rejoined the Company in November 2007 as Vice President of Strategic Development. Mr. Nelson subsequently terminated in June 2009. Mr. Nelson’s unvested options for 130,000 shares and 151,000 restricted stock units were forfeited upon his termination. All Other Compensation consists of severance totaling $105,000 and COBRA payments of $4,799.

Employment Agreements

We have entered into employment agreements with our named executive officers, which in December 2008 were amended for purposes of compliance with Section 409A of the Internal Revenue Code of 1986, as amended. The descriptions of the employment agreements below and in “Effect of Termination of Employment or Change in Control” describe the employment agreements, as amended.

Ian Morris Employment Agreement. In May 2004, we entered into an employment agreement with our Chief Executive Officer, Ian Morris. Under the terms of the agreement, Mr. Morris is entitled to an annual base salary, with the ability to earn an annual bonus, as determined by the Compensation Committee. The agreement provides that Mr. Morris is an at-will employee. If Mr. Morris’ employment is terminated without “cause,” or if he resigns for “good reason,” both as defined in the agreement and summarized below under “Effect of Termination of Employment or Change in Control,” he will be entitled to receive the following benefits: (i) termination payments equal to twelve months’ annual base salary payable in 24 semi-monthly installments, (ii) any unpaid base salary that has accrued for services already performed as of the date of termination, (iii) a severance bonus equal to 100% of the most recent annual bonus paid to him, and (iv) eighteen months’ continuation of medical insurance coverage. In addition, if Mr. Morris resigns for “good reason,” all unvested outstanding options to purchase shares of our common stock granted on or prior to the date of the agreement will become 100% vested and exercisable on the date of termination. In the event that we terminate his employment without “cause,” all unvested options granted on or prior to the date of the agreement that would have been exercisable on the fourth quarterly vesting date following his termination will become vested and exercisable as of the date of termination. Market Leader carries a $2.5 million life insurance policy on Mr. Morris that names his wife as the beneficiary. In the event of his death she would receive the policy payout. Additionally, in the event of Mr. Morris’ death or disability, he will be entitled to receive twelve months’ continuation of medical insurance coverage.

Jacqueline Davidson Employment Agreement. In February 2008, we entered into a new employment agreement with Ms. Davidson concurrent with her promotion to Chief Financial Officer. Under the terms of the employment agreement, we agreed to pay Ms. Davidson an annual base salary, with the ability to earn an annual bonus. The agreement provides that Ms. Davidson is an at-will employee. If Ms. Davidson’s employment is terminated without “cause” or if she resigns for “good reason,” both as summarized below under “Effect of Termination of Employment or Change in Control,” she will be entitled to receive the following benefits: (i) termination payments equal to six months’ annual base salary and (ii) six months’ continuation of medical insurance coverage, provided that she sign a separation agreement releasing any claims against Market Leader. In the event of Ms. Davidson’s death or disability, she will be entitled to receive six months’ continuation of medical insurance coverage.

Michael Nelson Employment Agreement. In May 2008, we entered into a new employment agreement with Mr. Nelson in connection with his employment as Chief Technology Officer. Under the terms of the employment agreement, we agreed to pay Mr. Nelson an annual base salary, with the ability to earn an annual bonus. The agreement provides that Mr. Nelson is an at-will employee. If Mr. Nelson’s employment is terminated without “cause” or if he resigns for “good reason,” both as summarized below under “Effect of Termination of Employment or Change in Control,” he will be entitled to receive to receive the following benefits: (i) termination payments equal to six months’ annual base salary and (ii) six months’ continuation of medical insurance coverage, provided that he sign a separation agreement releasing any claims against Market Leader. In the event of Mr. Nelson’s death or disability, he will be entitled to receive six months’ continuation of medical insurance coverage.

Mr. Nelson’s employment terminated in June 2009 and he received the severance and COBRA payments set forth in the “All Other Compensation” column of the Summary Compensation Table, in accordance with the terms of his employment agreement. In connection with his employment termination, Mr. Nelson executed a separation agreement and release releasing any claims against Market Leader and reaffirming the confidentiality, nonsolicitation and noncompetition provisions referenced in his employment agreement. Severance payments to Mr. Nelson are payable in accordance with Market Leader’s standard payroll schedule.

Equity Compensation Plans

Market Leader has two equity compensation plans under which our executive officers have been granted stock options: the 1999 Stock Incentive Plan and the 2004 Equity Incentive Plan. We currently grant equity-based awards only under the 2004 Equity Incentive Plan.

•

Stock options are awarded with exercise prices equal to the average of the high and low trading prices of our common stock on the date of grant and typically vest over a 4-year period. A stock option to purchase 240,000 shares of our common stock was granted to Mr. Morris in July 2009 and a stock option to purchase 160,000 shares of our common stock granted to Ms. Davidson in July 2009.

•

Restricted stock units granted to executives vest over periods up to four years, based on continued employment through those vesting dates. During 2009, no restricted stock units were granted to the named executive officers.

Annual Incentive Bonuses

On March 31, 2009, the Compensation Committee approved the Market Leader, Inc. 2009 Management Variable Cash Compensation Plan (the “Bonus Plan”), which provides for incentive payments to executive officers based upon achievement of specified quarterly revenue and operational performance goals. The revenue goals were weighted at a total of 60% and the operational performance goals were weighted at a total of 40%. Incentive payments are based on a percentage of base salary for each executive officer ranging from 29% to 39% of base salary if targets for each of the goals in the Bonus Plan are achieved to 45% to 60% of base salary if the highest level stretch targets are met. If Market Leader’s performance is between target and top-level target, bonus targets may fall between the percentages set forth above. Mr. Morris’s target bonus percentage was 39% of base salary and Ms. Davidson’s and Mr. Nelson’s was 29% of base salary. The Compensation Committee assesses achievement of the stated goals under the Bonus Plan, determines and approves incentive payments for each executive officer and may modify incentive payment amounts or award vehicles and differentiate between executives in their discretion. Executives will not receive a bonus under the Bonus Plan if none of the performance targets are met. For 2009, the operational goal was achieved in three out of four quarters but the revenue goal was not achieved, resulting in payouts at 30% of target amounts. These amounts are disclosed for 2009 under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. In connection with his termination of employment, Mr. Nelson did not receive a payment under the Bonus Plan for 2009. The Compensation Committee also approved discretionary bonuses to Mr. Morris and Ms. Davidson in recognition of individual performance during the year, which amounts are disclosed for 2009 under the “Bonus” column of the Summary Compensation Table.

2009 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information about outstanding stock options and restricted stock units held by our named executive officers as of December 31, 2009.

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Ian Morris	6/27/2002	363,783		—	2.00	6/27/2012	—		—
	6/25/2003	435,000		—	2.50	6/25/2013	—		—
	5/13/2004	100,000		—	2.20	5/13/2014	—		—
	8/30/2005	150,000			13.23	8/30/2015	—		—
	12/19/2006	112,500	(1)	37,500	5.40	12/19/2016	—		—
	9/10/2007	—		—	—	—	110,000	(2)	232,100
	7/28/2008	78,125	(1)	171,875	2.85	7/28/2018
	7/28/2008	—		—	—	—	100,000	(3)	211,000
	7/30/2009	15,000	(1)	225,000	1.96	7/30/2019
Jacqueline Davidson	12/7/2004	25,000		—	8.50	12/7/2014	—		—
	8/30/2005	20,000		—	13.23	8/30/2015	—		—
	12/19/2006	60,000	(4)	20,000	5.40	12/19/2016	—		—
	9/10/2007	—		—	—	—	40,000	(2)	84,400
	2/19/2008	32,812	(4)	42,188	2.94	2/19/2018	—		—
	7/28/2008	50,000	(4)	110,000	2.85	7/28/2018	—		—
	7/28/2008	—		—	—	—	50,000	(3)	105,500
	7/30/2009	—	(4)	160,000	1.96	7/30/2019	—		—
Michael Nelson (5)		—		—	—	—	—		—

(1)	This option vests 6.25% at the end of each of the next sixteen quarters following the grant date.
(2)	These restricted stock units vest 20% on the first anniversary of the grant date and an additional 40% vests on each of the next two anniversaries of the grant date.
(3)	These restricted stock units vest 50% eighteen months from the grant date and the remaining 50% vests three years from the grant date.
(4)	This option vests 25% on the first anniversary of the grant date and 6.25% at the end of each of the next twelve quarters.
(5)	Michael Nelson terminated in June 2009 and held no options or restricted stock units at December 31, 2009.

Effect of Termination of Employment or Change in Control

We have employment agreements that include termination of employment provisions and change in control arrangements with Mr. Morris and Ms. Davidson. As described in more detail in the narrative after the “2009 Summary Compensation Table,” under these agreements, Market Leader may be required to pay a compensation and benefits package if we terminate their employment, other than for cause, as defined below, or if one of those executive officers terminates employment for good reason, as defined below. The compensation and benefits packages may include severance payments and continuation of medical insurance, or the acceleration of stock option vesting. Mr. Nelson similarly had an employment agreement with us, and, upon his termination in June 2009, he received the benefits set forth below under “2009 Terminations.”

Termination of employment benefits would not be paid if an executive officer was terminated for cause. The definition of “Cause” includes the following:

•

Willful misconduct, insubordination, or dishonesty in the performance of the executive’s duties or other knowing and material violation of company policies and procedures in effect from time to time which results in a material adverse effect on Market Leader;

•	Commission by the executive of acts involving an act of dishonesty, moral turpitude, deceit or fraud that resulted or could reasonably be expected to result in a felony conviction;

•	Current use by the executive of illegal substances that results in a criminal conviction and materially impairs Market Leader’s business, goodwill or reputation; or

•	Any material violation by the executive of the executive’s noncompetition agreement with Market Leader that results in a material adverse effect on Market Leader.

In the case of Mr. Morris’ employment agreement, “Cause” is also defined as the continued failure of the executive to satisfactorily perform his duties for a period of 60 consecutive days after receipt of written notice that specifically identified the areas in which the executive’s performance is deficient and the executive fails to cure such acts or omissions within 30 days after receipt of the written notice.

If an executive officer terminates his employment for good reason, he would be entitled to termination of employment benefits. “Good reason” is defined as:

•	A material reduction in the executive’s duties, authority, or responsibility at Market Leader;

•	A material and involuntary reduction in the executive’s base salary;

•	A material breach of the employment agreement by Market Leader; or

•	A material change in the geographic location at which the executive must perform services.

Termination of employment by the executive will not be deemed to be for “good reason” unless the executive provides notice to Market Leader of the good reason event or condition within 30 days of its occurrence and Market Leader has a 30-day opportunity after such notice to cure such conduct or event.

Change in Control Provisions under the 2004 Equity Incentive Plan. Unless the Compensation Committee provides otherwise at the time of grant of an award under the 2004 Equity Incentive Plan, in the event of certain “company transactions,” as defined below, each outstanding stock option or restricted stock unit generally will automatically accelerate and become fully vested and exercisable or payable immediately before the company transaction, unless the award is assumed, continued or replaced with a comparable award by the successor entity or the parent of the successor entity. Any stock option or restricted stock unit that is assumed, continued or replaced with a comparable award in the company transaction will retain its original vesting schedule. Notwithstanding the above, we may instead provide that awards will be terminated and exchanged for cash in connection with a company transaction, either to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Compensation Committee in its sole discretion.

Under the 2004 Equity Incentive Plan, “company transaction” is generally defined as

•	A merger or consolidation with or into any other company or entity;

•

A statutory share exchange or sale in one transaction or a series of transactions of all or substantially all of our outstanding voting securities (excluding mergers or consolidations in which the holders of common stock immediately prior to the transaction hold at least a majority of the shares immediately thereafter); or

•	A sale of all or substantially all of our assets.

Change in Control Arrangements. As of December 31, 2009, we had a change in control arrangement in effect with Mr. Morris that provides for vesting acceleration in addition to the standard acceleration provisions in the 2004 Equity Incentive Plan. Pursuant to these agreements, in the event of certain company transactions, as defined above, 50% of the unvested portion of the options subject to these agreements will automatically become vested and exercisable, and the remaining portion of these options will vest in equal quarterly increments over the shorter of (i) two years immediately following such company transaction or (ii) the amount of time remaining under the option’s original vesting schedule.

2009 Terminations

Michael Nelson’s employment terminated in June 2009. As a result of his termination, which was treated as a termination without cause, Mr. Nelson received severance of $105,000 and medical insurance premiums of $4,799 in accordance with the terms of his employment agreement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The aggregate fees for professional services rendered for fiscal years 2009 and 2008 by KPMG, our independent registered public accounting firm, were as follows:

	2009	2008
Audit-fees (1)	$459,900	$635,000
Audit-related fees (2)	—	—
Tax fees (3)	39,900	15,400
All other fees	—	—

Total	$499,800	$650,400

(1)	Audit Fees. Fees and expenses associated with professional services rendered by KPMG in connection with (i) the audit of our consolidated annual financial statements and the 2008 internal control over financial reporting; (ii) reviews of our unaudited consolidated interim financial statements; and (iii) reviews of documents furnished or filed with the SEC.
(2)	Audit-Related Fees. Fees and expenses associated with due diligence related to acquisitions/divestitures, accounting consultations and procedures relating to various other audit and special reports.
(3)	Tax Fees. The aggregate fees billed by KPMG for professional services rendered for state business tax compliance, advice and planning.

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. The policy is designed to ensure that the provision of these services does not impair the auditor’s independence. Under the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. Under the policy, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

For 2009 and 2008, all audit and non-audit services were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three directors who are “independent” directors as defined under the rules of The Nasdaq Stock Market and the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on Market Leader’s website at www.marketleader.com under the Corporate Governance part of the Investor Relations section.

Responsibilities. The primary function of the Audit Committee is to oversee the accounting and financial reporting processes of Market Leader and the audit of the financial statements of Market Leader. The responsibilities of the Audit Committee include, among others, appointing an independent registered public accounting firm as Market Leader’s independent registered public accounting firm and considering, in consultation with the independent auditors, the audit scope and plan. The Audit Committee Charter describes in greater detail the responsibilities of the Audit Committee. Management is responsible for Market Leader’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of Market Leader’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon.

Review with Management and Independent Auditors. In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Market Leader’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2009 and the independent registered public accounting firm’s report thereon. Management represented to the Audit Committee that Market Leader’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor’s the independent auditor’s independence.

Summary. Based on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Market Leader’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

In connection with its review of Market Leader’s consolidated audited financial statements referred to above, the Audit Committee relied on advice and information that it received in its discussions with management and advice and information it received in the audit report of and discussions with the independent registered public accounting firm.

This report is submitted over the names of the members of the Audit Committee.

Jon W. Gacek, Chair

Nicolas J. Hanauer

Frank M. (“Pete”) Higgins

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with respect to our equity securities with the SEC. Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that, during fiscal year 2009, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis by such persons.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Submission of Shareholder Proposals for Inclusion in Proxy Statement

Under the SEC’s proxy rules, shareholder proposals that meet certain conditions may be included in Market Leader’s proxy statement and form of proxy for a particular Annual Meeting of Shareholders. Shareholders who intend to have a proposal considered for inclusion in our proxy materials for the 2011 Annual Meeting of Shareholders must submit the proposal at our principal executive offices no later than December 22, 2010.

Advance Notice Procedures for Director Nominations and Other Business at Annual Meeting of Shareholders

Shareholders who intend to nominate persons for election to the Board of Directors or to present a proposal at the 2011 Annual Meeting of Shareholders without inclusion of the proposal in our proxy materials must provide advance written notice of such nomination or proposal in the manner required by our Bylaws. Notice of nominations or other business proposed to be considered by shareholders at the Annual Meeting of Shareholders, complying with Sections 2.6.1 and 3.3.1 of the Bylaws, as applicable, must be delivered to the Corporate Secretary no earlier than February 26, 2011 and no later than March 28, 2011. Notices should be sent to: Market Leader, Inc., Attn: Corporate Secretary, 11332 NE 122nd Way, Suite 200, Kirkland, WA 98034. For additional information regarding director nomination procedures, see “Board of Directors and Corporate Governance—Director Nominations and Qualifications” above.

For proposals that are timely filed, Market Leader retains discretion to vote proxies it receives provided that (1) Market Leader includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

OTHER BUSINESS

The Board of Directors does not intend to present any business at the Annual Meeting other than as described in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to exercise their discretionary authority to vote the proxies held by them in accordance with their best judgment as to such matters.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Market Leader 2009 Annual Report to Shareholders, which includes the Market Leader Annual Report on Form 10-K for the fiscal year ended December 31, 2009, accompanies this Proxy Statement. Additional copies may be obtained, without charge, upon request to Market Leader, Inc., Attn: Investor Relations at 11332 NE 122nd Way, Suite 200, Kirkland, WA 98034.

By Order of the Board of Directors,

Ian Morris

President and Chief Executive Officer

April 16, 2010

You can now access your Market Leader, Inc. account online. Access your Market Leader, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Market Leader, Inc., now makes it easy and convenient to get current information on your shareholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of

Shareholders. The Proxy Statement and the Annual Report to security holders are available at: http://www.rrdezproxy.com/2010/ledr

FOLD AND DETACH HERE MARKET LEADER, INC. 11332 NE 122nd WAY SUITE 200 KIRKLAND,WA 98034

ANNUAL MEETING OF SHAREHOLDERS, MAY 27, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARKET LEADER, INC

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 27, 2010 and the Proxy Statement related thereto, and appoints Ian Morris, Jacqueline Davidson, and Gregg Eskenazi, and each of them (with full power to act alone), the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Market Leader, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 27, 2010 at 10:00 a.m., or at any adjournments, continuations or postponements thereof, with the same force and effect as if the undersigned were personally present and voting. The proxies are authorized to vote upon the proposals on the reverse side and, in their discretion, upon all other matters that may properly come before the Annual Meeting of Shareholders.

The Board of Directors unanimously recommends a vote FOR the matters described on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, the shares represented by this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2, and in accordance with the discretion of other persons named as proxies herein on any other matters that may properly come before the Annual Meeting of Shareholders.

Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 71672

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. INTERNET http://www.proxyvoting.com/ledr Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. MARKET LEADER. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

FOLD AND DETACH HERE THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 AND 2. Will Attend Meeting YES

Please mark your votes as Mark Here for Address Change or Comments AUTHORITY FOR THE TO VOTE FOR MARKET LEADER, INC. NOMINEES THE NOMINEES

FOR AGAINST ABSTAIN 1. Proposal to elect two Class 3 directors. 2. Proposal to ratify the appointment of KPMG, LLP, as Market Leader’s independent auditor for fiscal year 2010. Nominees: 01 Frank M. (“Pete”) Higgins In giving this Proxy, I understand that I may personally vote my shares if I attend

02 Michael T. Galgon the Annual Meeting, not withstanding that I have previously executed and returned the Proxy to the Company. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. Will Attend Meeting YES Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.